Registration No. 333-______

As filed with the Securities and Exchange Commission on August 27, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1859679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of registrant’s principal executive offices,

including zip code)

VASCULAR SOLUTIONS, INC. STOCK OPTION AND STOCK AWARD PLAN
VASCULAR SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Howard Root

Chief Executive Officer

Vascular Solutions, Inc.

6464 Sycamore Court

Minneapolis, Minnesota 55369

Tel: (763) 656-4300

(Name, address and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	2,600,000 Shares	$8.25	$21,450,000	$660
(1)

Represents (i) 1,900,000 shares of common stock of Vascular Solutions, Inc. that may be offered or sold pursuant to the Vascular Solutions, Inc. Stock Option and Stock Award Plan and (ii) 700,000 shares of common stock of Vascular Solutions, Inc. that may be offered or sold pursuant to the Vascular Solutions, Inc. Employee Stock Purchase Plan.

(2)

Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the registrant’s Registration Statement on Form S-8 (Registration No. 333-54164), which relates to the issuance and sale from time to time of an aggregate of up to 3,000,000 shares of the registrant’s common stock pursuant to the Vascular Solutions, Inc. Stock Option and Stock Award Plan, and 1,000,000 shares of the registrant’s common stock pursuant to the Vascular Solutions, Inc. Employee Stock Purchase Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for purposes of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of Vascular Solutions, Inc.’s common stock on August 21, 2007, as reported on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,900,000 shares of our common stock, par value $0.01 per share, for issuance under the Vascular Solutions, Inc. Stock Option and Stock Award Plan, and an additional 700,000 shares of our common stock, par value $0.01 per share, for issuance under the Vascular Solutions, Inc. Employee Stock Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 Registration Statement File No. 333-54164 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by Vascular Solutions, Inc. (hereinafter “we,” “us” or “Vascular Solutions”), are incorporated by reference in this registration statement:

(a)	Vascular Solutions’ Annual Report on Form 10-K for the year ended December 31, 2006; and
(b)	Vascular Solutions’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and
(c)

Vascular Solutions’ Current Reports on Form 8-K filed on January 9, 2007, January 29, 2007 (except for Item 2.02 and exhibit 99.1 contained therein), April 19, 2007 (except for Item 2.02 and exhibit 99.1 contained therein), July 19, 2007 (except for Item 2.02 and exhibit 99.1 contained therein), and August 1, 2007.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8.	Exhibits.
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
23.2	Consent of Virchow, Krause & Company, LLP, independent registered public accounting firm, auditors for Vascular Solutions.
24	Power of Attorney (included on signature page).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Grove, State of Minnesota, on the 27th day of August 2007.

VASCULAR SOLUTIONS, INC.
By:	/s/ Howard Root
Howard Root Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Howard Root and James Hennen, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of Vascular Solutions, Inc. pursuant to the Vascular Solutions, Inc. Stock Option and Stock Award Plan, and the Vascular Solutions, Inc. Employee Stock Purchase Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of August, 2007.

Name	Title

/s/ Howard Root	Chief Executive Officer and Director
Howard Root	(principal executive officer)

/s/ James Hennen	Chief Financial Officer (principal
James Hennen	financial officer)

/s/ Timothy Slayton	Controller (principal accounting officer)
Timothy Slayton

/s/ Robert Paulson	Director
Robert Paulson

/s/ Richard Nigon	Director
Richard Nigon

/s/ Michael Kopp	Director
Michael Kopp

/s/ Paul O’Connell	Director
Paul O’Connell

/s/ John Erb	Director
John Erb

/s/ Dr. Jorge Saucedo	Director
Dr. Jorge Saucedo

/s/ Charmaine Sutton	Director
Charmaine Sutton

II-2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
23.2	Consent of Virchow, Krause & Company, LLP, independent registered public accounting firm, auditors for Vascular Solutions.
24	Power of Attorney (included on signature page).